UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2014

FOREST LABORATORIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5438	11-1798614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue

New York, NY 10022-4731

(Address of Principal Executive Offices, including Zip Code)

(212) 421-7850

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 27, 2014, Forest Laboratories, Inc., a Delaware corporation (“Forest”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Furiex Pharmaceuticals, Inc., a Delaware corporation (“Furiex”), and Royal Empress, Inc., a Delaware corporation and wholly owned subsidiary of Forest (“Merger Sub”). Subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Furiex (the “Merger”), with Furiex surviving the Merger as a wholly owned subsidiary of Forest. Forest and Merger Sub have obtained the consent of Actavis plc pursuant to that certain Agreement and Plan of Merger, dated as of February 17, 2014, by and among Actavis plc, Forest and the other parties thereto.

Merger Consideration

In the Merger, each share of Furiex’s common stock issued and outstanding immediately prior to the effective time of the Merger (except for Dissenting Shares (as defined below)) will be converted automatically into a right to receive consideration of: (i) an amount in cash equal to $95 without interest and less any applicable withholding taxes (the “Cash Consideration”) and (ii) one contractual contingent value right, pursuant to a Contingent Value Right Agreement (the “CVR Agreement”), that represents the right to receive a contingent payment of up to $30 per share (the “CVR Consideration” and together with the Cash Consideration, the “Merger Consideration”) upon the occurrence of specified events as set forth in the CVR Agreement (each such right, a “CVR”). Stockholders of Furiex who do not vote in favor of the Merger and who take certain required actions will have appraisal rights under Delaware law with respect to the Merger, which allows them to receive a judicially determined amount of cash per share in lieu of the Merger Consideration (such shares, “Dissenting Shares”).

Treatment of Equity Awards

All of the outstanding and unexercised options to purchase shares granted under Furiex’s equity incentive plan will be cancelled at the effective time of the Merger. Option holders will receive, in respect of each option held at such time: (i) a cash payment (without interest and less any applicable withholding taxes) equal to the number of shares subject to such option multiplied by the amount by which the Cash Consideration exceeds the per share exercise price applicable to such option, and (ii) one CVR multiplied by the total number of shares of Furiex common stock subject to such option. Each share of Furiex’s restricted stock will, at the effective time, become fully vested and converted into the right to receive the Merger Consideration.

Closing Conditions

Each party’s obligation to complete the Merger is conditioned upon customary closing conditions, including: (i) adoption of the Merger Agreement by Furiex’s stockholders; (ii) the absence of any applicable law, injunction or other ruling that prohibits consummating the Merger; and (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of any government approvals or expiration of any applicable waiting periods under other antitrust laws. Each party’s obligation to consummate the Merger is also subject to certain other conditions, including: (x) the performance by Forest, Merger Sub and Furiex in all material respects of their obligations under the Merger Agreement and (y) the accuracy of representations and warranties made by Forest, Merger Sub and Furiex (subject to certain qualifications). In addition, the obligation of Forest and Merger Sub to consummate the Merger is subject to the (a) absence of any event, occurrence, revelation or development of a state of circumstances or facts, in each case, arising after the date of the Merger Agreement which, individually or in the aggregate, has had or would reasonably be expected to have a “Company Material Adverse Effect” (as defined in the Merger Agreement) and (b) absence of any event that would reasonably be expected to result in the unenforceability of Furiex’s right to receive milestone and royalty payments under certain license agreements with Furiex licensing partners, or the invalidity of any related patent to the extent it would reasonably be expected to have a material adverse effect on such payments. The Merger is not subject to a financing condition.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations, warranties, and covenants by Furiex which include, among others, covenants to conduct its business in the ordinary course between the execution of the Merger Agreement and the completion of the Merger and covenants not to engage in certain kinds of transactions during that period. In addition, certain covenants require each of the parties to use, subject to the terms and conditions of the Merger Agreement, reasonable best efforts to cause the Merger to be consummated as soon as practicable. In addition, Furiex has made certain other representations and warranties and covenants in the Merger Agreement related to Furiex’s rights to receive royalties, milestone payments and certain other payments from the counterparties under certain of Furiex’s license agreements.

Non-Solicitation; Board Recommendation

Furiex has agreed not to continue or initiate discussions with third parties regarding, or to solicit offers with respect to, other proposals to acquire Furiex, and Furiex has agreed to restrictions on its ability to respond to such proposals, subject to exceptions with respect to the board of directors’ fiduciary obligations under applicable law. The Merger Agreement also requires Furiex to call and hold a stockholders’ meeting and, subject to the exceptions described in the following sentence, requires the board of directors of Furiex to recommend that its stockholders vote in favor of adopting the Merger Agreement. Furiex’s board of directors is permitted to change its recommendation (i) if Furiex has received an alternate proposal to purchase Furiex that the board of directors has determined is superior to the transaction with Forest (a “Superior Proposal”) (subject to Forest’s right to make a counter proposal) and (ii) upon the occurrence of certain reasonably unforeseeable events, in each case, if the board of directors of Furiex reasonably determines in good faith that the failure to change its recommendation would be reasonably inconsistent with its fiduciary duties under applicable law.

Termination and Termination Fees

The Merger Agreement contains certain customary termination rights, including the right of either party to terminate the Merger Agreement (a) if Furiex’s stockholders fail to adopt the Merger Agreement, (b) if the Merger is not consummated by October 27, 2014 (subject to certain rights to extend such date), or (c) due to a material breach by the other party of any of its representations, warranties or covenants which would result in the closing conditions not being satisfied, subject to certain conditions. Forest also has the right to terminate the Merger Agreement if, among other events, the board of directors of Furiex (i) changes its recommendation that stockholders vote in favor of adopting the Merger Agreement or (ii) adopts, approves or recommends an alternate transaction with respect to the sale of Furiex. Furiex has the right to terminate the Merger Agreement in order to enter into an alternate transaction with respect to the sale of Furiex that the board of directors of Furiex has determined is a Superior Proposal.

In connection with the termination of the Merger Agreement under specified circumstances, including with respect to Furiex’s entry into an agreement with respect to a Superior Proposal and the board of directors of Furiex changing its recommendation that stockholders vote in favor of the Merger Agreement, Furiex is required to pay to Forest a termination fee equal to $41 million. In addition, in the event that the Merger Agreement is terminated under specified circumstances during the pendency of a publicly disclosed third party proposal to acquire Furiex, Furiex is required to reimburse Forest for Forest’s fees and expenses incurred in connection with the Merger Agreement up to an aggregate amount of $3 million and, if Furiex enters into an agreement for a third party to acquire Furiex within 12 months of such termination, to pay to Forest the balance of the $41 million termination fee less any such reimbursed expenses.

The Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide security holders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Furiex or Forest in their public reports filed with the U.S. Securities and Exchange Commission. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to Furiex or Forest. The representations and warranties have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocate risk between the parties, rather than establishing matters as facts.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated by reference.

Contingent Value Rights Agreement

Prior to the consummation of the Merger, Forest will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a bank or trust company reasonably acceptable to Furiex (the “Rights Agent”) governing the terms of the CVR Consideration. As provided in the Merger Agreement, each share of Furiex common stock (including shares of restricted stock) outstanding immediately prior to the effective time of the Merger (other than the Dissenting Shares) will be converted automatically into the right to receive, in addition to the Cash Consideration, one CVR, which represents the right to receive the CVR Consideration. As provided in the Merger Agreement, each option holder under Furiex’s equity incentive plan will be entitled to receive in respect of each option held at the effective time of the Merger one CVR multiplied by the total number of shares of Furiex common stock subject to such option. The amount of the CVR Consideration is contingent upon the first designation of scheduling by the U.S. Drug Enforcement Administration (the “DEA”) (or the U.S. Food and Drug Administration (the “FDA”) and DEA taking no action with respect to scheduling within six months) following approval by the FDA of a New Drug Application for a product that includes Eluxadoline as the sole active pharmaceutical ingredient and that is currently being developed by Furiex (the “NDA Approval”). The potential payment amounts and contingencies are as follows:

•	$10.00 per CVR if the DEA designates Eluxadoline as a controlled substance under Schedule IV of the U.S. Controlled Substances Act (the “CSA”);

•	$20.00 per CVR if the DEA designates Eluxadoline as a controlled substance under Schedule V of the CSA; or

•	$30.00 per CVR if the FDA does not recommend that Eluxadoline be a controlled substance under any schedule of the CSA and the DEA does not propose or announce an intention to propose any rule providing for the control of Eluxadoline under any schedule of the CSA during the six-month period following NDA Approval.

In no event will payment be made with respect to more than a single event. The right to the CVR Consideration as evidenced by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement.

The CVR Agreement will terminate upon the earlier to occur of the (a) payment of the CVR Consideration, (b) failure to achieve NDA Approval on or prior to the second anniversary of the date of the CVR Agreement and (c) publication of a final rule of the DEA that designates Eluxadoline as a controlled substance under any of Schedule I, Schedule II or Schedule III of the CSA.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the CVR Agreement, which is filed as Exhibit 10.1 and is incorporated by reference.

Stockholder Voting Agreement

On April 27, 2014, Forest entered into a stockholder voting agreement (the “Voting Agreement”) with the Founding Chairman of Furiex, Fredric N. Eshelman, and certain of his affiliates (together, the “Stockholders”), who together beneficially own 2,979,768 shares of Furiex’s common stock (approximately 28% of the outstanding common stock of Furiex). The Voting Agreement was delivered concurrently with the execution of the Merger Agreement.

Pursuant to the Voting Agreement, the Stockholders have agreed to vote all shares of Furiex’s common stock that they beneficially own in favor of the adoption of the Merger Agreement (and if necessary, any proposal to adjourn the special meeting if there are not enough votes to approve the adoption of the Merger Agreement) and against (i) any Acquisition Proposal or Alternative Acquisition Agreement as defined in the Merger Agreement, (ii) any election of new directors to Furiex’s board of directors, subject to certain exceptions, (iii) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation, warranty or other obligation or agreement of the Stockholders under the Voting Agreement or of Furiex under the Merger Agreement, (iv) any merger, consolidation, business combination, sale of substantially all of the assets of Furiex, or other extraordinary corporate transaction, other than the Merger, or (v) any corporate action that would frustrate the purposes, or prevent or delay consummation, of the transactions contemplated by the Merger Agreement.

The Voting Agreement will terminate upon the earlier of (i) the effective time of the Merger, (ii) termination of the Voting Agreement by Forest, or (iii) termination of the Merger Agreement in accordance with its terms. In addition, the Stockholders may terminate the Voting Agreement if the Merger Agreement is amended to (a) reduce or change the form of consideration to be paid to the Stockholders in connection with the Merger, or (b) create any additional conditions to the consummation of the Merger.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Revenue Rights Purchase Agreement

On April 27, 2014, Forest entered into a Revenue Rights Purchase Agreement (the “RRP Agreement”) with RPI Finance Trust (“RPI”), a Delaware statutory trust. Under the RRP Agreement, RPI has agreed to pay Forest approximately $415 million upon consummation of the Merger in exchange for the right to receive future payments under certain of Furiex’s existing pharmaceutical partnering agreements, if certain conditions are met.

The revenue streams RPI will acquire include Furiex’s right to receive royalties on worldwide net sales and regulatory and sales-based milestone payments from Takeda Pharmaceutical Company Limited and Takeda San Diego, Inc., for alogliptin and SYR-472 (trelagliptin), and alogliptin or tregagliptin combination products for the treatment of Type-2 diabetes.

RPI will also acquire Furiex’s rights to receive royalties, and launch-based and sales-based milestones for Priligy® (dapoxetine) in Europe, Asia-Pacific and Latin America under Furiex’s current agreements with Berlin-Chemie AG (Menarini Group) and Xiamen Fuman Pharmaceuticals Co., Ltd.

The foregoing description of the RRP Agreement does not purport to be complete and is qualified in its entirety by reference to the RRP Agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On April 28, 2014, Furiex and Forest issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On April 28, 2014, Brenton L. Saunders, the Chief Executive Officer of Forest, sent an e-mail to employees of Forest concerning the announcement of the proposed transaction. A copy of the e-mail is furnished as Exhibit 99.2 and is incorporated herein by reference.

On April 28, 2014, Forest provided supplemental information regarding the proposed transaction in connection with a presentation to analysts and investors. The slides made available in connection with the presentation are furnished as Exhibit 99.3 hereto and are incorporated herein by reference. A transcript of the presentation is furnished as Exhibit 99.4 hereto and is incorporated herein by reference.

Important Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed acquisition of Furiex by Forest, Furiex will file a proxy statement with the SEC (the “Furiex Proxy”). Additionally, Furiex will file other relevant materials with the SEC in connection of the proposed acquisition. The Furiex Proxy and other materials that Furiex plans to file with the SEC will contain important information about Furiex, Forest, the proposed merger and related matters. The Furiex Proxy will be delivered to the security holders of Furiex. In connection with the proposed merger between Actavis plc (“Actavis”) and Forest, Actavis has filed with the SEC a registration statement on Form S-4 that includes a preliminary joint proxy statement of Actavis and Forest that also constitutes a preliminary prospectus of Actavis (the “Forest/Actavis Proxy and Prospectus”). The registration statement is not yet effective. The definitive Forest/Actavis Proxy and Prospectus will be delivered to security holders of Actavis and Forest. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FURIEX PROXY, THE FOREST/ACTAVIS PROXY AND PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC THAT HAVE BEEN OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO THAT SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. Security holders of Furiex may obtain free copies of the Furiex Proxy and other documents filed with the SEC by Forest or Furiex, without charge, from the SEC’s website (http://www.sec.gov). In addition, investors and security holders of Furiex may obtain free copies of the documents Furiex files with the SEC by directing a written request to Furiex Pharmaceuticals, Inc., 3900 Paramount Parkway, Suite 150, Morrisville, NC 27560, Attention: Investor Relations. Copies of Furiex’s filings with the SEC may also be obtained at the “Investors” section of Furiex’s internet website at www.furiex.com. Investors and security holders of Actavis and Forest may obtain free copies of the Forest/Actavis Proxy and other documents filed with the SEC by Actavis and Forest, without charge, from the SEC’s website (http://www.sec.gov). In addition, copies of the documents filed with the SEC by Actavis may be obtained free of charge on Actavis’ internet website at www.actavis.com or by contacting Actavis’ Investor Relations Department at (862) 261-7488. Copies of the documents filed with the SEC by Forest may be obtained free of charge on Forest’s internet website at www.frx.com or by contacting Forest’s Investor Relations Department at (212) 224-6713.

Certain Information Concerning Participants

Forest, Furiex and their directors and certain of their executive officers may be considered participants in the solicitation of proxies from the security holders of Furiex in connection with the proposed transaction between Forest and Furiex. Information about those directors and executive officers of Furiex, including their ownership of Furiex securities, is set forth in the proxy statement for Furiex’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 11, 2014, as supplemented by other Furiex filings with the SEC. Information about the directors and executive officers of Forest is set forth in its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on July 8, 2013 and certain of its Current Reports on Form 8-K. Investors and security holders may obtain additional information regarding the direct and indirect interests of Furiex, Forest and their directors and executive officers in the proposed transaction by reading the applicable proxy statement and other public filings referred to above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Furiex Proxy and other relevant materials to be filed with the SEC when they become available.

Actavis, Forest, their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction between Actavis and Forest. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Actavis and Forest stockholders in connection with the proposed merger will be set forth in Forest/Actavis Proxy and Prospectus when it is filed with the SEC. Information about the directors and executive officers of Forest is set forth in its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on July 8, 2013 and certain of its Current Reports on Form 8-K. Information about the directors and executive officers of Actavis is set forth in Actavis’ proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 28, 2014. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the preliminary Forest/Actavis Proxy and Prospectus and will be contained in the definitive Forest/Actavis Proxy and Prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including that the transactions may not be timely completed, if at all, that prior to completion of the transactions, Furiex’s business may experience significant disruptions due to transaction-related uncertainty or other factors, the timing and the benefits of the business combination transaction, the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule, the requirement that Furiex’s security holders approve the transaction, the risk that the businesses will not be integrated successfully, the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timing of Actavis plc’s acquisition of Forest, the timely development and launch of new products, and the risk factors listed from time to time in Forest Laboratories’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings and Furiex’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings. Neither Forest nor Furiex assumes any obligation to update forward-looking statements contained in this filing to reflect new information or future events or developments. Each of Forest and Furiex intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of each of Forest and Furiex, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 27, 2014, by and among Forest Laboratories, Inc., Royal Empress, Inc. and Furiex Pharmaceuticals, Inc.

10.1	Form of Contingent Value Rights Agreement by and between Forest Laboratories, Inc., and the Rights Agent.

10.2	Stockholder Voting Agreement, dated as of April 27, 2014, by and between Forest Laboratories, Inc. and Fredric N. Eshelman, Pharm.D. and certain affiliates of Dr. Eshelman

10.3	Revenue Rights Purchase Agreement, dated as of April 27, 2014, by and between Forest Laboratories, Inc. and RPI Finance Trust.

99.1	Joint Press Release, dated April 28, 2014.

99.2	E-mail, dated April 28, 2014, from Brenton L. Saunders, the Chief Executive Officer of Forest Laboratories, Inc., to employees of Forest Laboratories, Inc.

99.3	Investor Presentation, dated April 28, 2014.

99.4	Transcript, dated April 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2014	Forest Laboratories, Inc.

	By:	/S/ FRANCIS I. PERIER, JR.
Francis I. Perier, Jr.
Executive Vice President - Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 27, 2014, by and among Forest Laboratories, Inc., Royal Empress, Inc. and Furiex Pharmaceuticals, Inc.

10.1	Form of Contingent Value Rights Agreement by and between Forest Laboratories, Inc., and the Rights Agent.

10.2	Stockholder Voting Agreement, dated as of April 27, 2014, by and between Forest Laboratories, Inc. and Fredric N. Eshelman, Pharm.D. and certain affiliates of Dr. Eshelman

10.3	Revenue Rights Purchase Agreement, dated as of April 27, 2014, by and between Forest Laboratories, Inc. and RPI Finance Trust.

99.1	Joint Press Release, dated April 28, 2014.

99.2	E-mail, dated April 28, 2014, from Brenton L. Saunders, the Chief Executive Officer of Forest Laboratories, Inc., to employees of Forest Laboratories, Inc.

99.3	Investor Presentation, dated April 28, 2014.

99.4	Transcript, dated April 28, 2014.